UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Ondas Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39761	47-2615102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue Suite 800
West Palm Beach, Florida		33401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 350-9994

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 10, 2026 (the “Completion Date”), Ondas Inc. (the “Company”) completed the previously announced acquisition of Cyberhawk Holdings Limited, a private company limited by shares incorporated in England and Wales (“Cyberhawk”) (the "Acquisition"). The Acquisition was pursuant to the Share Purchase Agreement (the “Agreement”), dated June 17, 2026, by and among the Company, sellers of Cyberhawk, as set forth on Schedule 1 therein (the “Sellers”), and Christopher Fleming, or such other person appointed from time to time in accordance with the Agreement, solely in his capacity as the representative and agent of the Sellers with the powers set forth in the Agreement.

In accordance with the terms of the Agreement, the Company acquired 100% of the issued and outstanding share capital of Cyberhawk for (i) $118.2 million in cash and (ii) 581,732 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares are subject to restrictions on transfer for a period of one (1) year following the Completion Date, during which time the Shares may not be transferred without the Company's prior written consent, other than transfers to certain permitted transferees as set forth in the Registration Rights and Lock-Up Agreement (as defined below).

Additionally, on August 10, 2026, the Company entered into a Registration Rights and Lock-Up Agreement with the Sellers (the “Registration Rights and Lock-Up Agreement”), pursuant to which for a period of eighteen (18) months following the Completion Date, each Seller shall be subject to daily trading volume limitations, whereby a Seller may not sell, in the aggregate, any shares of Common Stock issued to such Seller pursuant to the Agreement on any trading market in any single trading day to the extent such sales would exceed such Seller’s pro rata portion of ten percent (10%) of the average daily trading volume of the Common Stock with respect to such trading day. The Company also agreed to file with the Securities and Exchange Commission a prospectus supplement pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale by the Sellers of the Shares, subject to the restrictions set forth in the Registration Rights and Lock-Up Agreement.

A copy of the opinion of Snell & Wilmer L.L.P., Nevada counsel for the Company, relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the Shares (as defined above) in Item 2.01 are exempt from the registration requirements of the Securities Act in accordance with Regulation D, as transactions by an issuer not involving a public offering, and Regulation S, as sales to non-U.S. investors outside of the United States.

Item 8.01 Other Events.

Also on August 10, 2026, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements are not required in connection with the Acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro forma financial information is not required in connection with the Acquisition pursuant to Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
5.1	Opinion of Snell & Wilmer L.L.P. (Nevada counsel).
23.1	Consent of Snell & Wilmer L.L.P. (Nevada counsel) (included in Exhibit 5.1).
99.1	Press Release, dated August 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONDAS INC.

Date:	August 10, 2026	By:	/s/ Eric A. Brock
Eric A. Brock Chief Executive Officer